                                                                    EXHIBIT 99.1

                    EXCEL LEGACY CORPORATION AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                  For the Twelve Months Ended December 31, 1998
                     and the Six Months Ended June 30, 1999
              (Dollars in thousands, except per share information)
                                   (Unaudited)

        The following unaudited Pro Forma Condensed Consolidated Statements of Income have been presented as if the sales of the eight properties to Wal Mart Real Estate Business Trust ("Wal Mart") had occurred on January 1, 1998, the date the Company began operating these properties. The unaudited Pro Forma Condensed Consolidated Statements of Income should be read in conjunction with the consolidated financial statements of the Company filed in the Annual Report on Form 10-K for the fiscal year ended July 31, 1998, as amended, the Transition Report on Form 10-Q for the five months ended December 31, 1998, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1999. In management's opinion, all adjustments necessary to reflect this transaction have been made. The unaudited Pro Forma Condensed Consolidated Statements of Income are not necessarily indicative of what actual results of operations of the Company would have been had this transaction actually occurred as of January 1, 1998, do not include other transactions occurring after the periods presented, nor do they purport to represent the results of operations of the Company for future periods.


                                                           For the Twelve Months Ended          For the Six Months Ended
                                                                December 31, 1998                     June 30, 1999
                                                       -----------------------------------  -----------------------------------
                                                                    Pro Forma     Company                Pro Forma     Company
                                                       Historical  Adjustments   Pro Forma  Historical  Adjustments   Pro Forma
                                                       ----------  -----------   ---------  ----------  -----------   ---------
Revenue ..............................................  $ 23,155     $ (2,387)    $20,768    $ 15,433     $ (1,107)    $14,326

Operating Expenses:
    Interest .........................................     4,163       (1,658)      2,505       3,954         (953)      3,001
    Depreciation and amortization ....................     2,975         (445)      2,530       2,079         (148)      1,931
    Property operating expenses ......................     8,344           --       8,344       4,876           --       4,876
    General and administrative expenses ..............     3,539           --       3,539       3,425           --       3,425
                                                        --------     --------     -------    --------     --------     -------
                                                          19,021       (2,103)     16,918      14,334       (1,101)     13,233
Income before income taxes ...........................     4,134         (284)      3,850       1,099           (6)      1,093
Provision for income taxes ...........................     1,678         (114)      1,564         413           (2)        411
                                                        ========     ========     =======    ========     ========     =======
Net income applicable to common shares ...............  $  2,456     $   (171)    $ 2,285    $    686     $     (4)    $   682
                                                        ========     ========     =======    ========     ========     =======

Basic net income per common share ....................  $   0.10                  $  0.09    $   0.02                  $  0.02

Diluted net income per common share ..................  $   0.06                  $  0.06    $   0.01                  $  0.01

Basic Weighted Average Shares Outstanding ............    25,205                   25,205      33,458                   33,458

Diluted Weighted Average Shares Outstanding ..........    41,312                   41,312      54,755                   54,755

                    EXCEL LEGACY CORPORATION AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               As of June 30, 1999
                             (Dollars in thousands)
                                   (Unaudited)

        The following unaudited Pro Forma Condensed Consolidated Balance Sheet has been presented as if the sale of the eight properties to Wal Mart had occurred on June 30, 1999. The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the consolidated financial statements of the Company filed in the Annual Report on Form 10-K for the fiscal year ended July 31, 1998, as amended, the Transition Report on Form 10-Q for the five months ended December 31, 1998, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1999. In management's opinion, all pro forma adjustments have been made that are necessary to reflect this transaction. The unaudited Pro Forma Condensed Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 1999, does not include other transactions occurring after June 30, 1999, nor does it purport to present the future financial position of the Company.

                                                      Historical       Pro Forma          Company
ASSETS                                                 Company        Adjustments        Pro Forma
------                                                ----------      -----------        --------
Real estate, net ...................................   $193,525         $(35,000)        $158,525
Other assets .......................................     97,155           11,000          108,155
                                                       --------         --------         --------
      Total assets .................................   $290,680         $(24,000)        $266,680
                                                       ========         ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Mortgages and notes payable ...................   $118,596         $(24,000)        $ 94,596
     Other liabilities .............................      3,908               --            3,908
                                                       --------         --------         --------
           Total liabilities .......................    122,504          (24,000)          98,504

Minority interest ..................................        850               --              850

Stockholders' equity ...............................    167,326               --          167,326
                                                       --------         --------         --------
     Total liabilities and stockholders' equity ....   $290,680         $(24,000)        $266,680
                                                       ========         ========         ========